UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 13, 2017

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Balchem Corporation (the “Company”) held its Annual Meeting of Stockholders on June 13, 2017 (“Annual Meeting”).  Set forth below is information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(i)         Election of three Class 3 Directors to serve to serve until the annual Company’s meeting of stockholders in 2020 and until their respective successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld
David B. Fischer	26,996,238	437,852
Perry W. Premdas	26,114,927	1,319,163
John Y. Televantos	26,969,417	464,673

(ii)        Approval of the Company’s 2017 Omnibus Incentive Plan;  26,548,202 shares in favor; 853,860 shares against; and 32,028 shares abstaining.

(ii)        Ratification of the appointment of RSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:  29,921,063 shares in favor; 221,678 shares against, 55,990 shares abstaining.

(iii)       Advisory vote to approve the Company’s executive compensation: 26,797,156 shares in favor; 534,341 shares against; 102,593 shares abstaining; and 2,764,641 broker non-votes.

(iv)       Advisory vote on the frequency of future advisory votes on executive compensation: 22,960,743 shares for every year; 42,708 shares for every two years; 4,364,202 shares for every three years; 66,437 shares abstaining; and 2,764,641 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Matthew D. Houston
Matthew D. Houston
General Counsel and Secretary

Dated: June 16, 2017